SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549

                             FORM T-1
                             --------
                       STATEMENT OF ELIGIBILITY
               UNDER THE TRUST INDENTURE ACT OF 1939
           OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
             OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) -------

                   THE FIRST NATIONAL BANK OF CHICAGO
          (Exact name of trustee as specified in its charter)

    A National Banking Association                 36-0899825

    One First National Plaza, Chicago, Illinois    60670-0126
    (Address of principal executive offices)  (Zip Code)

                  The First National Bank of Chicago
                 One First National Plaza, Suite 0286
                    Chicago, Illinois   60670-0286
     Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
    (Name, address and telephone number of agent for service)

                     Ingersoll - Rand Financing I
   (Exact name of obligor as specified in its  trust agreement)

             Delaware                               Applied For
   (State or other jurisdiction of              (I.R.S. employer
    incorporation or organization)          identification number)

   200 Chestnut Ridge Road
   Woodcliff Lake, New Jersey   07675
   (Address of principal executive offices)   (Zip Code)

          Capital Securities of Ingersoll - Rand Financing I
                   (Title of Indenture Securities)

 Item 1.  General Information.  Furnish the following
          --------------------
          information as to the trustee:

          (a)  Name and address of each examining or
               supervising authority to which it is subject.

               Comptroller of the Currency, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

 Item 2.  Affiliations With the Obligor.  If the obligor is an affiliate of
          -----------------------------
          the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

 Item 16.  List of exhibits.   List below all exhibits filed as a
           -----------------
           part of this Statement of Eligibility.

           1. A copy of the articles of association of the trustee now in effect.*

           2. A copy of the certificates of authority of the trustee to commence business.*

           3. A copy of the authorization of the trustee to exercise corporate trust powers.*

           4.  A copy of the existing by-laws of the trustee.*

           5.  Not Applicable.

           6. The consent of the trustee required by Section 321(b) of the Act.

           7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

           8.  Not Applicable.

           9.  Not Applicable.

    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 4th day of March, 1998.

                      The First National Bank of Chicago,
                      Trustee


                          /s/ Steven M. Wagner
                      By  --------------------------------
                           Steven M. Wagner
                           Vice President


 * Exhibit 1, 2, 3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 25.1 to the Registration Statement on Form S-3 of SunAmerica Inc., filed with the Securities and Exchange Commission on October 2, 1996 (Registration No. 333-14201).

                                 EXHIBIT 6

                    THE CONSENT OF THE TRUSTEE REQUIRED
                      BY SECTION 321(b) OF THE ACT

                                       March 4, 1998


   Securities and Exchange Commission
   Washington, D.C.  20549

   Gentlemen:

   In connection with the qualification of the Amended and Restated Declaration of Trust of Ingersoll - Rand Financing I, Dated as of March 9, 1998, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    The First National Bank of Chicago


                                        /s/ Steven M. Wagner
                                    By: -------------------------------
                                          Steven M. Wagner
                                          Vice President

                              EXHIBIT 7

Legal Title of Bank:       The First National Bank of Chicago
Call Date:  06/30/97       ST-BK:  17-1630 FFIEC 031
Address:                   One First National Plaza, Ste 0303     Page RC-1
City, State  Zip:          Chicago, IL  60670
FDIC Certificate No.:      0/3/6/1/8
                           ---------

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1997

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

  Schedule RC--Balance Sheet

                                                                                  Dollar Amounts in                    C400
                                                                                                                      ------
                                                                                      Thousands           RCFD     BIL MIL THOU
                                                                                    -------------         ----     ------------
     ASSETS
      1. Cash and balances due from depository institutions
         (from Schedule RC-A):
          a. Noninterest-bearing balances and currency and coin<F(1)>                                     0081    4,499,157   1.a.
          b. Interest-bearing balances<F(2)>                                                              0071    6,967,103   1.b.
      2.  Securities
          a. Held-to-maturity securities(from Schedule RC-B, column A)                                    1754            0   2.a.
          b. Available-for-sale securities (from Schedule RC-B, column D)                                 1773    5,251,713   2.b.
      3.  Federal funds sold and securities purchased under agreements to resell                          1350    5,561,976   3.
      4.  Loans and lease financing receivables:
          a. Loans and leases, net of unearned income (from Schedule RC-C)        RCFD 2122  24,171,565                       4.a.
          b. LESS: Allowance for loan and lease losses                            RCFD 3123     419,216                       4.b.
          c. LESS: Allocated transfer risk reserve                                RCFD 3128           0                       4.c.
          d. Loans and leases, net of unearned income, allowance, and
             reserve (item 4.a minus 4.b and 4.c)                                                         2125   23,752,349   4.d.
      5.  Trading assets (from Schedule RD-D)                                                             3545    6,238,805   5.
      6.  Premises and fixed assets (including capitalized leases)                                        2145      717,303   6.
      7.  Other real estate owned (from Schedule RC-M)                                                    2150        7,187   7.
      8.  Investments in unconsolidated subsidiaries and associated
          companies (from Schedule RC-M)                                                                  2130       77,115   8.
      9.  Customers' liability to this bank on acceptances outstanding                                    2155      614,921   9.
     10.  Intangible assets (from Schedule RC-M)                                                          2143      277,105  10.
     11.  Other assets (from Schedule RC-F)                                                               2160    2,147,141  11.
     12.  Total assets (sum of items 1 through 11)                                                        2170   56,108,875  12.

     <F(1)>  Includes cash items in process of collection and unposted debits.
     <F(2)>  Includes time certificates of deposit not held for trading.


LIABILITIES
 13. Deposits:
     a. In domestic offices (sum of totals of columns A and C
        from Schedule RC-E, part 1)                                                             RCON 2200   21,496,468  13.a
         (1) Noninterest-bearing<F(1)>                                        RCON 6631  8,918,843                      13.a.1
         (2) Interest-bearing                                                 RCON 6636 12,577,625                      13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)                                                      RCFN 2200   14,164,129  13.b.
         (1) Noninterest bearing                                              RCFN 6631    352,399                      13.b.1
         (2) Interest-bearing                                                 RCFN 6636 13,811,730                      13.b.2
 14. Federal funds purchased and securities sold under agreements
     to repurchase:                                                                             RCFD 2800    3,894,469  14
 15. a. Demand notes issued to the U.S. Treasury                                                RCON 2840       68,268  15.a
     b. Trading Liabilities(from Schedule RC-D)                                                 RCFD 3548    5,247,232  15.b
 16. Other borrowed money:
     a. With a remaining  maturity of one year or less                                          RCFD 2332    2,608,057  16.a
     b. With a remaining  maturity of than one year through three years                              A547      379,893  16.b
     c. With a remaining maturity of more than three years                                           A548      323,042  16.c
 17. Not applicable
 18. Bank's liability on acceptance executed and outstanding                                    RCFD 2920      614,921  18
 19. Subordinated notes and debentures<F(2)>                                                    RCFD 3200    1,700,000  19
 20. Other liabilities (from Schedule RC-G)                                                     RCFD 2930    1,222,121  20
 21. Total liabilities (sum of items 13 through 20)                                             RCFD 2948   51,718,600  21
 22. Not applicable
 EQUITY CAPITAL
 23. Perpetual preferred stock and related surplus                                              RCFD 3838            0  23
 24. Common stock                                                                               RCFD 3230      200,858  24
 25. Surplus (exclude all surplus related to preferred stock)                                   RCFD 3839    2,989,408  25
 26. a. Undivided profits and capital reserves                                                  RCFD 3632    1,175,518  26.a.
     b. Net unrealized holding gains (losses) on available-for-sale
        securities                                                                              RCFD 8434       26,750  26.b.
 27. Cumulative foreign currency translation adjustments                                        RCFD 3284       (2,259) 27
 28. Total equity capital (sum of items 23 through 27)                                          RCFD 3210    4,390,275  28
 29. Total liabilities and equity capital (sum of items 21 and 28)                              RCFD 3300   56,108,875  29

<F(1)> Includes total demand deposits and noninterest-bearing time and savings deposits.
<F(2)> Includes limited-life preferred stock and related surplus.

    Memorandum
    To be reported only with the March Report of Condition.
    1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 1996
                                   Number
                  RCFD 6724          N/A                  M.1

    1. Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
    2. Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company
       (but not on the bank separately)
    3. Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
    4. Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
    5. Review of the bank's financial statements by external auditors
    6. Compilation of the bank's financial statements by external auditors
    7. Other audit procedures (excluding tax preparation work)
    8. No external audit work